As filed with the Securities and Exchange Commission on May 24, 2000.
                                                        Registration No.333-
--------------------------------------------------------------------------------


                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                   FORM S-8
            Registration Statement Under The Securities Act of 1933

                              GREATER BAY BANCORP
            (Exact name of registrant as specified in its charter)


California                                                            77-0387041
(State or other jurisdiction                                    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                       2860 West Bayshore Road
                       Palo Alto, California                       94303
                       (Address of principal executive offices)    (Zip Code)

                  1996 Stock Option Plan, as amended
                       (Full title of plan)

                       Linda M. Iannone
                       General Counsel
                       Greater Bay Bancorp
                       400 Emerson Street, 3rd Floor
                       Palo Alto, California 94301

                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (650) 614-5734

                       WITH A COPY TO:

                       William T. Quicksilver, Esq.
                       Manatt, Phelps & Phillips, LLP
                       11355 West Olympic Boulevard
                       Los Angeles, California 90064

                        Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------
                                                    Proposed
      Title of                Amount            Maximum Offering                                       Amount
    Securities to              to be                 Price                     Aggregate                 of
    Be registered           registered              Per Unit                 Offering price       registration fee
-----------------------------------------------------------------------------------------------------------------------
Common stock,
no par value (1)             2,500,000              $46.6875(2)                $116,718,750             $30,822
-----------------------------------------------------------------------------------------------------------------------

1 Includes one attached Preferred Share Purchase Right per share. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and such indeterminate number of shares as may become available as a result of the adjustment provisions thereof.
2 Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on May 22, 2000.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                    INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement covers additional securities registered for issuance under the Greater Bay Bancorp 1996 Stock Option Plan, as amended. The contents of prior Registration Statements on Form S-8 of Greater Bay Bancorp relating to such plan, 333-47747, 333-16967 are incorporated herein by reference.


Item 3. The following documents filed by Greater Bay Bancorp (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for part II, Items 6, 7, 7A and 8, or the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 except for Part I, Items 1, 2 and 3;

        (c) The Registrant's Current Reports on Form 8-K filed February 1, 2000, February 3, 2000, February 4, 2000, March 22, 2000, March 24, 2000, March
31, 2000, April 6, 2000, April 20, 2000 and May 18, 2000 filed pursuant to
Section 13(a) or 15(d) of the Exchange Act.

        (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

        (d) The descriptions of the class of securities offered hereby which is contained in a Registration Statement on Form 8-A dated October 27, 1994, setting forth a description of the Registrant's common stock, and a Registration Statement on Form 8-A dated November 23, 1998, setting forth a description of the Registrant's preferred share purchase rights, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

        All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 5. The validity of the shares of common stock to be issued under the terms of the Greater Bay Bancorp 1996 Stock Option Plan, as amended, will be passed upon for the Registrant by Linda M. Iannone, Senior Vice President and General Counsel of the Registrant. As of the date of this document, Ms. Iannone owned 429 shares of the Registrant's common stock and held options to purchase 23,900 shares of such stock.

Item 6.  Indemnification of Directors and Officers.

         Article Five of Greater Bay's articles of incorporation provides that Greater Bay shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Article Five also provides for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of Greater Bay. If agents of Greater Bay breach a duty to Greater Bay and its shareholders, then Article Five authorizes Greater Bay, to the extent permissible under California Law, to indemnify such agents in excess of the indemnification expressly permitted by such Section 317.

         Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of Greater Bay in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise.
Section 317 mandates Greater Bay's indemnification of agents where the agent's defense is successful on the merits. In other cases, Section 317 allows Greater Bay to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action) if the indemnification is authorized by (1) a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, Greater Bay can indemnify an agent even when the agent is found liable. Section 317 also allows Greater Bay to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse Greater Bay if the agent is found liable. Greater Bay has entered into indemnification agreements with its directors and certain of its officers substantially to the foregoing effect. Greater Bay also maintains directors and officers liability insurance.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, Greater Bay understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 8.  Exhibits


   Exhibit No.     Exhibit
   -----------     -------

       4.1         Rights Agreement./1/

       4.2 Junior Subordinated Indenture dated as of March 31, 1997 between Greater Bay Bancorp and Wilmington Trust Company, as Trustee./2/

       4.3         Officers' Certificate and Company Order, dated March 31,
                   1997./3/

       4.4         Certificate of Trust of GBB Capital I./3/

       4.5         Trust Agreement of GBB Capital I dated as of February 28,
                   1997./3/

       4.6.1 Amended and Restated Trust Agreement of GBB Capital I, among Greater Bay Bancorp, Wilmington Trust Company and the Administrative Trustees named therein dated as of March 31, 1997./2/

       4.6.2 Appointment of Successor Administrative Trustee and First Amendment to Amended and Restated Agreement./4/

       4.7         Trust Preferred Certificate of GBB Capital I./2/

       4.8         Common Securities Certificate of GBB Capital I./2/

       4.9 Guarantee Agreement between Greater Bay Bancorp and Wilmington Trust Company, dated as of March 31, 1997./2/

       4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./2/

       4.11        Form of Subordinated Debentures./5/

       4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./3/

       4.13 Supplemental Debenture Agreement dated November 27, 1996 between Cupertino National Bancorp and Mid-Peninsula Bancorp./3/

       4.14        Supplemental Debenture Agreement, dated as of March 27,
                   1997./2/

       4.15 Indenture between Greater Bay Bancorp and Wilmington Trust Company, as Debenture Trustee, dated as of August 12, 1998./6/

       4.16 Form of Exchange Junior Subordinated Debentures (filed as Exhibit A to Exhibit 4.15 hereto).

       4.17        Certificate of Trust of GBB Capital II, dated as of May 18,
                   1998./6/

       4.18 Amended and Restated Trust Agreement of GBB Capital II, among Greater Bay Bancorp, Wilmington Trust Company and the Administrative Trustees named therein dated as of August 12, 1998./6/

       4.19 Form of Exchange Capital Security Certificate (filed as Exhibit A-1 to Exhibit 4.18 hereto).

       4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

       4.21 Liquidated Damages Agreement among Greater Bay Bancorp, GBB Capital II, and Sandler O'Neill and Partners, L.P., dated as of August 7, 1998./6/

       4.22 Series B Capital Securities Guarantee Agreement between Greater Bay Bancorp and Wilmington Trust Company, dated as of November 27, 1998./6/

       4.23 Registration Rights Agreement between Greater Bay Bancorp and The Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

       4.24 Securities Purchase Agreement, dated as of December 21, 1999, between the Registrant and the investors identified therein./8/

       4.25 Registration Rights Agreement, dated as of December 22, 1999, between the Registrant and the investors identified therein./8/

       4.26 Securities Purchase Agreement, dated as of March 22, 2000, by and between Greater Bay Bancorp and the investors identified therein./9/

       4.27 Registration Rights Agreement dated as of March 23, 2000, by and between Greater Bay Bancorp and the investors identified therein./9/

       4.28 Amended and Restated Declaration of Trust of GBB Capital III, dated as of March 23, 2000./10/

       4.29 Indenture, dated as of March 23, 2000, between Greater Bay Bancorp and The Bank of New York, as trustee./10/

       4.30 Guarantee Agreement, dated as of March 23, 2000, by and between Greater Bay Bancorp and The Bank of New York, as trustee./10/

       5.1         Opinion of Linda M. Iannone, General Counsel of Greater Bay
                   Bancorp.

       23.1      Consent of PricewaterhouseCoopers LLP.

       23.2      Consent of Linda M. Iannone (included in Exhibit 5.1).

       24.1 A power of attorney is set forth on the signature page of the Registration Statement.

       99.1      Greater Bay Bancorp 1996 Stock Option Plan, as amended.

_____________________

1. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.

2. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.

3. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.

4. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on September 21, 1999.

5. Incorporated by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K filed with the SEC on October 25, 1995.

6. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.

7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.

8. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 28, 1999.

9. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on March 24, 2000.

10. Incorporated by reference from Greater Bay Bancorp's Quarterly Report on Form 10-Q filed with the SEC on May 13, 2000.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on May 22, 2000.

GREATER BAY BANCORP



By   /s/  David L. Kalkbrenner
    --------------------------
    David L. Kalkbrenner,
    President
    and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Kalkbrenner and Steven C. Smith, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                       Title                        Date
        ---------                       -----                        ----

   /s/ David L. Kalkbrenner        President and Chief            May 22, 2000
   ------------------------          Executive Officer
   David L. Kalkbrenner              (Principal Executive
                                     Officer), Director

   /s/ Steven C. Smith             Executive Vice President,      May 22, 2000
   ------------------------          Chief Administrative
   Steven C. Smith                   Officer and Chief Financial
                                     Officer (Principal
                                     Financial Officer,
                                     Principal Accounting
                                     Officer)

   /s/ George R. Corey           Director                   May 22, 2000
   -------------------------
   George R. Corey

                                 Director                   May __, 2000
   -------------------------
   John M. Gatto

   /s/ John J. Hounslow          Director                   May 22, 2000
   -------------------------
   John J. Hounslow

   /s/ James E. Jackson          Director                   May 22, 2000
   -------------------------
   James E. Jackson

   /s/ Stanley A. Kangas         Director                   May 22, 2000
   -------------------------
   Stanley A. Kangas

   /s/ Rex D. Lindsay            Director                   May 22, 2000
   -------------------------
   Rex D. Lindsay

   /s/ George M. Marcus          Director                   May 22, 2000
   -------------------------
   George M. Marcus

   /s/ Duncan L. Matteson        Director                   May 22, 2000
   -------------------------
   Duncan L. Matteson

   /s/ Rebecca Q. Morgan         Director                   May 22, 2000
   -------------------------
   Rebecca Q. Morgan

   /s/ Glen McLaughlin           Director                   May 22, 2000
   -------------------------
   Glen McLaughlin

   /s/ Dick J. Randall           Director                   May 22, 2000
   -------------------------
   Dick J. Randall

   /s/ Donald H. Seiler          Director                   May 22, 2000
   -------------------------
   Donald H. Seiler

   /s/ Warren R. Thoits          Director                   May 22, 2000
   -------------------------
   Warren R. Thoits